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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Firstmark Communications Participations S.á.r.l. and subsidiaries dated March 17, 2004, included in the Registration Statement (Form S-1 No. 333-122821) and related Prospectus of Cogent Communications Group, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young S.A.

Luxembourg, Grand Duchy of Luxembourg
May 19, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm